Exhibit 23.3




                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the incorporation by reference in this Form 10-KSB of our report dated February 21, 2003, which appears on page 11 of the 2002 Annual Report to Shareholders of Transbotics Corporation.



McGLADREY & PULLEN, LLP


Charlotte, North Carolina
March 11, 2003